EXHIBIT 32.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE
SARBANES — OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Hines Global REIT, Inc. (the “Company”), each hereby certifies that to his/her knowledge, on the date hereof:

(a) the Form 10-Q of the Company for the quarterly period ended March 31, 2012 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section l3(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 15, 2012                                      /s/ Charles N. Hazen
               Charles N. Hazen
               President and Chief Executive Officer

Date: May 15, 2012                                      /s/ Ryan T. Sims
                Ryan T. Sims
                Chief Financial Officer and Secretary